Exhibit 10.3
Sam Martin:
Please be advised that the Company’s commitment to you for relocation from Green Bay, Wisconsin, to Boulder, Colorado, is as follows:
•	$25,000 paid on a gross-up basis.

•	Upon sale of home, Company will pay off outstanding mortgage.
•	Company will continue to pay mortgage and maintenance on a monthly basis and/or pay off mortgage and take title of property for resale.
•	Company will be responsible for accepting final sale price offer.

Wild Oats Markets, Inc.

/s/ Greg Mays

Greg Mays
Chairman and CEO

3/7/07

Date